Exhibit 99.1

Media Contacts:	Karissa Peer	Investor Contacts:	Jennifer Halchak
	(614) 314-8094 Kate Vossen (732) 675-8448		(201) 275-2711 Edward Barger (267) 614-4669

Organon reports results for the third quarter ended September 30, 2021

•	Third quarter 2021 revenue of $1,600 million

•	Net income from continuing operations of $323 million, or $1.27 per diluted share; Adjusted net income from continuing operations of $424 million, or $1.67 per diluted share

•	Adjusted EBITDA of $636 million

•	Board of Directors declares quarterly dividend of $0.28 per share

•	Financial guidance affirmed; ranges for revenue and Adjusted EBITDA margin, narrowed

•	Executing on business development; announces acquisition of Forendo Pharma

Jersey City, N.J., November 11, 2021 – Organon (NYSE: OGN) (the “company”), today announced its results for the third quarter and year to date ended September 30, 2021.

Organon also announced that its Board of Directors declared a quarterly dividend of $0.28 for each issued and outstanding share of the company's common stock. The dividend is payable on December 16, 2021 to stockholders of record at the close of business on November 22, 2021.

"Just months after becoming a standalone company, we are delivering on what we set out to do. Our year to date results are very much in line with expectations, and with good visibility into the remainder of the year, we are affirming our financial guidance," said Kevin Ali, Organon's CEO. "Importantly, we have also been disciplined in actioning business development opportunities that have been in the works well prior to spin. Including today's announcement regarding the proposed acquisition of Forendo Pharma, we have executed three transactions in the last six months, demonstrating our commitment to advance innovation in large, underserved markets, which women’s health has lacked for decades."

Third quarter 2021 revenue

in $ millions	Q3 2021	Q3 2020	VPY	VPY ex-FX
Women’s Health	381	424	(10)%	(11)%
Biosimilars	140	99	41%	39%
Established Brands	1,027	1,088	(6)%	(8)%
Other(1)	52	2	NM	NM
Revenue	1,600	1,613	(1)%	(3)%

(1) Other represents manufacturing sales to the company’s former parent company and other third parties and pre-spin allocated revenue hedge activities

Total net revenue was $1,600 million for the third quarter of 2021, a decrease of 1% as-reported and 3% excluding the impacts of foreign currency (ex-FX), compared with the third quarter of 2020.

Women’s Health declined 10% as-reported and 11% ex-FX in the third quarter 2021 compared with the third quarter of 2020, driven primarily by a 17% ex-FX decline in NUVARING® (etonogestrel/ethinyl estradiol vaginal ring) which continues to be impacted by generic competition, and also NEXPLANON® (etonogestrel implant), which declined 8% ex-FX in the third quarter 2021. In September 2020, there was short-lived resurgence in patient well visits that positively impacted third quarter 2020 NEXPLANON sales, which is a physician-administered product. Throughout the current year, well visits in the US continue to be suppressed by the COVID-19 pandemic, hampering NEXPLANON sales. The decline in the company's contraception portfolio was partially offset by the fertility franchise, led by FOLLISTIM®, AQ Cartridge (follitropin beta injection) which grew 18% ex-FX, and was positively impacted by a combination of COVID-19 recovery and increased demand.

Biosimilars revenue grew 41% as-reported and 39% ex-FX in the third quarter 2021 compared with third quarter 2020, driven by continued demand growth in the US for RENFLEXIS® (infliximab-abda), since its launch in 2017 as well as growth in Canada. The biosimilars portfolio also benefited from the continued uptake of ONTRUZANT® (trastuzumab-dttb) in the US since the July 2020 launch in the US, as well as strong performance in Brazil, partially offset by a decrease in the EU reflecting increasing competitive pressures and tenders lost.

Established Brands represents a broad portfolio of well-known medicines, which are generally beyond market exclusivity, including leading brands in cardiovascular, respiratory, dermatology and non-opioid pain management, and for which generic competition varies by market. Revenue for Established Brands was down 6% as-reported and down 8% ex-FX in the third quarter of 2021. Excluding the impact of loss of exclusivity (LOE), Established Brands revenue was down 4% ex-FX. During the quarter, retail expansion in China grew 20% and partially offset impacts from decreases in the hospital channel due to Volume Based Procurement (VBP). The portfolio impacts from LOE as well as VBP were partially offset by a 3% ex-FX increase in respiratory medicines. SINGULAIR® (montelukast) was up 20% ex-FX due to higher volume and recovery from the COVID-19 pandemic in China, despite its exposure to VBP, and NASONEX® (mometasone) was up 13% ex-FX due to higher demand in China and favorable performance in Russia, partially offset by generic competition in Japan.

Third quarter 2021 profitability

in $ millions, except per share amounts	Q3 2021	Q3 2020	VPY
Revenue	$1,600	$1,613	(1)%
Cost of goods sold	609	535	14%
Gross profit	991	1,078	(8)%
Gross margin	61.9%	66.8%
Non-GAAP Adjusted gross profit(1)	1,038	1,106	(6)%
Non-GAAP Adjusted gross margin	64.9%	68.6%
Adjusted EBITDA, continuing operations(1,2)	636	751	(15)%
Adjusted EBITDA margin, continuing operations	39.8%	46.6%
Net Income, continuing operations(2)	323	560	(42)%
Non-GAAP Adjusted net income, continuing operations(1,2)	424	604	(30)%
Diluted Earnings per Share, continuing operations(2)	1.27	2.21	(43)%
Non-GAAP Adjusted Diluted Earnings per Share, continuing operations(1,2)	1.67	2.38	(30)%

(1) See Tables 4,5 and 6 for reconciliations of GAAP to non-GAAP measures

(2) Discontinued operations includes Merck Retained Products

Gross margin was 61.9% as-reported and 64.9% on an adjusted basis in the third quarter of 2021 compared with 66.8% as-reported and 68.6% on an adjusted basis in the third quarter of 2020. The year-over-year decrease reflects costs of standing up Organon as an independent company, including certain costs related to manufacturing agreements between the company and its former parent company, which have lower gross margin percentages compared to third party product sales and purchases. Those manufacturing agreements had an approximate 180 basis point negative impact to gross margins.

Adjusted EBITDA margin was 39.8% in the third quarter of 2021 compared with 46.6% in the third quarter of 2020, which reflects costs incurred to establish Organon as a stand alone entity.

Net income from continuing operations for the third quarter of 2021 was $323 million, or $1.27 per diluted share, compared with $560 million, or $2.21 per diluted share, in the third quarter of 2020. Non-GAAP Adjusted net income from continuing operations was $424 million, or $1.67 per diluted share, compared with $604 million, or $2.38 per diluted share, in 2020.

Capital Allocation

Today, Organon’s Board of Directors declared a quarterly dividend of $0.28 for each issued and outstanding share of the company's common stock. The dividend is payable on December 16, 2021 to stockholders of record at the close of business on November 22, 2021.

As of September 30, 2021, cash and cash equivalents were $1,008 million, and debt was $9,298 million, resulting in net debt of $8,290 million.

Full year guidance – all guidance provided on a Non-GAAP basis

Organon does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty and without unreasonable effort, the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses. These items are uncertain, depend on various factors, and could be material to Organon’s results computed in accordance with GAAP.

The company affirmed all financial guidance, and narrowed the ranges for revenue and Adjusted EBITDA margin. The financial guidance is presented on a non-GAAP basis and is proforma as if Organon was a standalone company for the entire year.

Guidance on proforma non-GAAP basis	Previous guidance	Current guidance
Revenue	$6.1B - $6.4B	$6.2B - 6.3B
Gross margin(*)	Low to mid-60% range	Unchanged
SG&A as % of sales(*)	Mid 20% range	Unchanged
R&D as % of sales(*)	Mid single-digit	Unchanged
Adjusted EBITDA margin	36%-38%	36.5%-37.5%
Interest	~$400 million	Unchanged
Depreciation(*)	$100-$115 million	Unchanged
Effective Non-GAAP tax rate	17.5% - 19.5%	Unchanged
Fully diluted weighted avg. shares outstanding	~254 million	Unchanged

(*) Guidance provided in connection with the spin-off and unlikely to be a recurring component of the company’s annual guidance

Webcast Information

Organon will host a conference call at 8:30 a.m. Eastern Time today to discuss its third quarter 2021 financial results. To listen to the event and view the presentation slides via webcast, join from the Organon Investor Relations website at https://www.organon.com/investor-relations/. A replay of the webcast will be available approximately two hours after the conclusion of the live event on the company’s website. Institutional investors and analysts interested in participating in the call must register in advance by clicking on this link: http://www.directeventreg.com/registration/event/2594964. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including dial-in information and a unique passcode and registrant ID. Pre-registration will allow participants to bypass an operator and be placed directly into the call.

About Organon

Organon is a global healthcare company formed in June 2021 through a spin-off from Merck (NYSE: MRK) known as MSD outside of the United States and Canada, to focus on improving the health of women throughout their lives. "Here for her health", the company has a portfolio of more than 60 medicines and products across a range of therapeutic areas. Led by the reproductive health portfolio coupled with an expanding biosimilars business and stable franchise of established medicines, Organon’s products produce strong cash flows that will support investments in future growth opportunities in women’s health. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical innovators looking to commercialize their products by leveraging its scale and presence in fast growing international markets.

Organon has a global footprint with significant scale and geographic reach and world-class commercial capabilities. The company's approximately 9,000 employees conduct business in more than 140 countries and territories. Organon's headquarters are located in Jersey City, New Jersey.

Non-GAAP financial measures

Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS, are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful representation of the underlying operating performance of the business. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the appendix of this press release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The company’s full-year 2021 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Forward-Looking Statement of Organon

Except for historical information herein, this news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s future financial performance and prospects. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, an inability to execute on our business development strategy or realize the benefits of our planned acquisitions; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the ongoing COVID-19 pandemic and emergence of variant strains; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances; new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict its future financial results and performance; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; difficulties developing and sustaining relationships with commercial counterparties; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the Securities and Exchange Commission (SEC), including its registration statement on Form 10, available at the SEC’s Internet site (www.sec.gov).

TABLE 1

Organon & Co.

Condensed Consolidated Statement of Income

(Unaudited, $ in millions except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales	$1,600	$1,613	$4,701	$4,919
Costs, Expenses and Other
Cost of sales	609	535	1,783	1,533
Selling, general and administrative	388	321	1,186	922
Research and development	111	54	254	150
Restructuring costs	1	12	3	43
Other (income) expense, net	102	10	182	44
	1,211	932	3,408	2,692
Income From Continuing Operations Before Income Taxes	389	681	1,293	2,227
Taxes on Income	66	121	144	347
Net Income From Continuing Operations	323	560	1,149	1,880
Loss From Discontinued Operations - Net of Tax	—	(13)	—	(88)
Net Income	$323	$547	$1,149	$1,792

Earnings (Loss) per Share Attributable to Organon & Co. Stockholders - Basic:
Continuing operations	$1.27	$2.21	$4.53	$7.42
Discontinued operations	—	(0.05)	—	(0.35)
Net Earnings per Share Attributable to Organon & Co. Stockholders	$1.27	$2.16	$4.53	$7.07

Earnings (Loss) per Share Attributable to Organon & Co. Stockholders - Diluted:
Continuing operations	$1.27	$2.21	$4.52	$7.42
Discontinued operations	—	(0.05)	—	(0.35)
Net Earnings per Share Attributable to Organon & Co. Stockholders	$1.27	$2.16	$4.52	$7.07

Weighted Average Shares Outstanding:
Basic	253,534,000	253,516,000	253,530,000	253,516,000
Diluted	254,172,000	253,516,000	254,011,000	253,516,000

TABLE 2

Organon & Co.

Sales by top products

	Three Months Ended September 30,						Nine Months Ended September 30,
	2021			2020			2021			2020
($ in millions)	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Women’s Health
Nexplanon/Implanon NXT	$120	$55	$175	$137	$52	$189	$389	$154	$543	$374	$142	$515
Follistim AQ	29	32	61	20	31	50	81	97	178	60	75	135
NuvaRing	21	28	49	25	33	58	68	79	147	86	98	184
Ganirelix Acetate Injection	5	20	25	4	21	25	19	66	85	7	48	55
Cerazette	—	18	18	—	18	18	—	53	53	—	51	51
Other Women's Health (1)	18	35	53	45	39	84	80	111	191	121	103	224
Biosimilars
Renflexis	48	6	54	34	4	38	119	17	136	88	8	96
Ontruzant	9	47	56	—	37	37	20	81	101	1	77	78
Brenzys	—	14	14	—	23	23	—	35	35	—	52	52
Other Biosimilars (1)	—	16	16	—	1	1	—	34	34	—	1	1
Established Brands
Cardiovascular
Zetia	1	90	91	(1)	103	103	6	276	282	(4)	389	384
Vytorin	3	38	41	3	44	47	8	119	127	9	130	139
Atozet	—	114	114	—	111	111	—	347	347	—	348	348
Rosuzet	—	15	15	—	32	32	—	48	48	—	94	94
Cozaar/Hyzaar	3	84	87	5	86	91	9	256	265	17	274	291
Zocor	1	17	18	1	17	18	3	46	49	1	56	57
Other Cardiovascular (1)	—	31	31	—	37	37	—	99	99	—	124	124
Respiratory
Singulair	2	98	100	4	78	82	10	289	300	14	324	338
Nasonex	—	49	48	—	41	41	3	141	144	9	151	160
Dulera	48	8	56	51	8	59	121	25	146	155	26	181
Clarinex	2	27	28	2	23	25	5	78	83	5	104	109
Asmanex	14	2	15	20	1	21	43	5	48	58	5	64
Other Respiratory (1)	—	3	3	—	11	11	—	15	16	1	25	26
Non-Opioid Pain, Bone and Dermatology
Arcoxia	—	65	65	—	68	68	—	184	184	—	204	204
Fosamax	1	45	46	1	45	46	3	130	132	3	137	140
Diprospan	—	34	34	—	33	33	—	92	92	—	87	87
Diprosone	—	22	22	—	22	22	1	64	65	1	58	59
Other Non-Opioid Pain, Bone and Dermatology (1)	9	47	57	3	49	52	11	137	148	5	140	144
Other
Proscar	—	27	27	—	59	60	1	91	92	1	152	154
Propecia	1	33	34	2	30	32	5	96	101	7	83	91
Sinemet	—	17	17	—	18	18	—	54	54	(1)	58	58
Remeron	1	17	19	1	16	16	3	48	51	2	46	47
Other (1)	9	49	59	15	48	63	29	128	157	44	135	179
Other (2)	1	51	52	(1)	3	2	(2)	171	168	4	46	50
Total sales	$346	$1,254	$1,600	$371	$1,242	$1,613	$1,035	$3,666	$4,701	$1,068	$3,851	$4,919

U.S. plus international may not equal total due to rounding.

(1)	Includes sales of products not listed separately. Revenue from an arrangement for the sale of generic etonogestrel/ethinyl estradiol vaginal ring is included in Other Women's Health.

(2)	Includes manufacturing sales to Merck and third parties for current and prior periods and allocated amounts from revenue hedging activities through the date of Separation.

TABLE 3

Organon & Co.

Sales by geographic area

(Unaudited, $ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2021	2020	2021	2020
Europe and Canada	$410	$426	$1,314	$1,286
United States	346	371	1,035	1,068
Asia Pacific and Japan	287	354	874	1,190
China	252	225	693	655
Latin America, Middle East, Russia and Africa	238	228	595	649
Other(1)	67	9	190	71
Revenue	$1,600	$1,613	$4,701	$4,919

(1)	Primarily reflects manufacturing sales to Merck and third parties for current and prior periods and allocated amounts from revenue hedging activities through the date of Separation.

TABLE 4

Reconciliation of GAAP Gross Margin to Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$1,600	$1,613	$4,701	$4,919
Cost of Goods Sold	609	535	1,783	1,533
Gross Profit	991	1,078	2,918	3,386
Gross Margin	61.9%	66.8%	62.1%	68.8%
Amortization	27	23	69	65
One-time costs(1)	17	—	27	—
Stock-based compensation	3	5	8	14
Non-GAAP Adjusted Gross Profit(2)	1,038	1,106	3,022	3,465
Non-GAAP Adjusted Gross Margin	64.9%	68.6%	64.3%	70.4%

(1)	One-time costs primarily include inventory discards related to separation re-labeling and other costs to stand up the Company.

(2)	Non-GAAP Adjusted Gross Profit is calculated by excluding amortization, one-time costs, and the portion of stock-based compensation expense allocated to Cost of Goods Sold.

TABLE 5

Organon & Co.

Reconciliation of GAAP Net Income from Continuing Operations to Adjusted EBITDA

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income from continuing operations before income tax	$389	$681	$1,293	$2,227
Depreciation	25	17	64	42
Amortization(1)	27	23	69	65
Interest expense	98	—	160	—
EBITDA	539	721	1,586	2,334
Restructuring costs	1	12	3	43
One-time costs(2)	56	7	171	30
Acquired in-process research and development(3)	25	—	25	—
Stock-based compensation	15	11	44	32
Adjusted EBITDA	$636	$751	$1,829	$2,439
Adjusted EBITDA margin	39.8%	46.6%	38.9%	49.6%

(1)	Amortization in all periods is included in Cost of goods sold.

(2)	One-time costs primarily include cost incurred in connection with the spin-off of Organon as well as $23 million of costs incurred in June 2021 pertaining to the Alydia acquisition. For the three months ended September 30, 2021, approximately $35 million of the one-time costs are recorded in Selling, general and administrative expenses, and approximately $17 million are recorded in Cost of goods sold. For the three months ended September 30, 2020, $7 million of the one-time costs are classified in Selling, general and administrative expenses. For the nine months ended September 30, 2021, approximately $139 million of the one-time costs are recorded in Selling, general and administrative expenses, and approximately $27 million are recorded in Cost of goods sold. For the nine months ended September 30, 2020, $30 million of one-time costs are classified in Selling, general and administrative expenses.

(3)	Costs represent upfront licensing payment associated with ObsEva of $25 million during the third quarter 2021, which was recorded in Research and development expense.

TABLE 6

Organon & Co.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

($ in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income from continuing operations before income tax	$389	$681	$1,293	$2,227
Adjustments:
Amortization(1)	27	23	69	65
Restructuring costs	1	12	3	43
One-time costs(2)	56	7	171	30
Acquired in-process research and development(3)	25	—	25	—
Stock-based compensation	15	11	44	32
Total Adjustments	124	53	312	170
Non-GAAP pre-tax income from continuing operations	513	734	1,605	2,397
Taxes on income as reported in accordance with GAAP	66	121	144	347
Tax benefit on adjustments	23	9	58	22
Tax benefit on GAAP-only discrete items(4)	—	—	91	—
Non-GAAP adjusted taxes on income	89	130	293	369
Non-GAAP adjusted net income, continuing operations	424	604	1,312	2,028
Non-GAAP adjusted net income, continuing operations per diluted share	$1.67	$2.38	$5.17	$8.00

(1)	Amortization in all periods is included in Cost of goods sold.

(2)	One-time costs primarily include cost incurred in connection with the spin-off of Organon as well as $23 million of costs incurred in June 2021 pertaining to the Alydia acquisition. For the three months ended September 30, 2021, approximately $35 million of the one-time costs are recorded in Selling, general and administrative expenses, and approximately $17 million are recorded in Cost of goods sold. For the three months ended September 30, 2020, $7 million of the one-time costs are classified in Selling, general and administrative expenses. For the nine months ended September 30, 2021, approximately $139 million of the one-time costs are recorded in Selling, general and administrative expenses, and approximately $27 million are recorded in Cost of goods sold. For the nine months ended September 30, 2020, $30 million of one-time costs are classified in Selling, general and administrative expenses.

(3)	Costs represent upfront licensing payment associated with ObsEva of $25 million during the third quarter 2021, which was recorded in Research and development expense.

(4)	For the three months ended June 30, 2021, the company recorded a tax benefit of approximately $70 million related to a portion of non-US step up in tax basis as a result of its separation from Merck.